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                                                                     EXHIBIT 5.1

                       OPINION OF ELVINGER, HOSS & PRUSSEN
                          LUXEMBOURG COUNSEL TO CRONOS
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                    [LETTERHEAD OF ELVINGER, HOSS & PRUSSEN]


                                                     The Cronos Group
                                                     16, Allee Marconi
                                                     Boite Postale 260
                                                     L-2120 Luxembourg


                                                     Luxembourg 23rd May, 2002

O/Ref.:  JH/mypr
Re:


Dear Sirs,

      We have acted as your special Luxembourg counsel in connection with the issuance of up to 8,000 Common Shares to be granted in round lots (100 Common Shares) to employees of The Cronos Group and its subsidiaries (collectively the "Company") and the agents of Cronos Containers Limited ("CCL"), as more fully described in the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

      We have examined the Articles of Incorporation of the Company. We have also examined corporate proceedings relating to the authorisation and issuance of the presently outstanding Common Shares.

      Based on the foregoing and such further examination and inquiries as we have deemed necessary, we are of the opinion that:

            1. The Company is a corporation duly organised and validly existing under the laws of Luxembourg;

            2. The 8,000 Common Shares to be granted in round lots (100 Common Shares) to employees of the Company and agents of CCL, adopted and approved by the Board by unanimous written consent in May 2002, have been duly authorised and, when issued and fully paid, will be validly issued and fully paid and non assessable.
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      We hereby consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement with the Securities and Exchange Commission. By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                    Very truly yours,

                                    ELVINGER, HOSS & PRUSSEN



                                    By    /s/ Jean Hoss
                                       --------------------------
                                         Jean Hoss